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                                                                     EXHIBIT 3.3

                                    BYLAWS OF
                              TRAVELOCITY.COM INC.


                                    ARTICLE I
                                     Offices

         The registered office of Travelocity.com Inc. (hereinafter the "Corporation") in the State of Delaware is to be located in the City of Wilmington, County of New Castle. The Corporation may have other offices within and outside the State of Delaware.

                                   ARTICLE II
                            Meetings of Stockholders

         Section 1. Annual Meetings. An annual meeting of stockholders to elect directors and to take action upon such other matters as may properly come before the meeting shall be held on the third Wednesday in May of each year, or on such other day, and at such time and at such place, within or outside the State of Delaware, as the board of directors, the chairman of the board, or the president may from time to time fix.

         Any stockholder wishing to bring a matter before an annual meeting must notify the Secretary of the Corporation of such fact not less than sixty (60) nor more than ninety (90) days before the date of the meeting. Such notice shall be in writing and shall set forth the business proposed to be brought before the meeting, shall identify the stockholder and shall disclose the stockholder's interest in the proposed business.

         Section 2. Special Meetings. A special meeting of stockholders shall be called by the Secretary upon receipt of a request in writing from the board of directors, the chairman of the board or the president. Any such meeting shall be held at the principal business office of the


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Corporation unless the board shall name another place therefor, at the time specified by the body or persons calling such meeting.

         Section 3. Nominees For Election As Director. Nominations for election as director, other than those made by or at the direction of the board of directors, must be made by timely notice to the secretary. If such election is to occur at an annual meeting of stockholders, notice shall be timely if it meets the requirements of such proxy rules for proposals of security holders to be presented at an annual meeting. If such election is to occur at a special meeting of stockholders, notice shall be timely if received not less than five
(5) days prior to such meeting.

         Section 4. Notice of Meetings. Written notice of each meeting of stockholders shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, such notice shall be mailed, postage prepaid, to each stockholder entitled to vote at such meeting, at his or her address as it appears on the records of the Corporation, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. Chairman and Secretary at Meetings. The chairman of the board, or in his or her absence, the president, or if neither such person is available, then a person designated by the board of directors, shall preside at and act as chairman of any meeting of stockholders. The


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secretary, or in his or her absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

         Section 6. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Section 7. Quorum. At all meetings of the stockholders the holders of one-third (1/3) of the number of shares of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the election of directors and the transaction of other business, except as otherwise provided by law or by the certificate of incorporation.

         If holders of the requisite number of shares to constitute a quorum shall not be present in person or represented by proxy at any meeting of stockholders, the chairman of the meeting, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. Voting. At any meeting of stockholders, except as otherwise provided by law or by the certificate of incorporation;


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                  (a) Each holder of record of a share or shares of stock on the record date for determining stockholders entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock so held.

                  (b) Directors shall be elected by a plurality of the votes cast by the holders of Common Stock, present in person or represented by proxy.

                  (c) Each other question properly presented to any meeting of stockholders shall be decided by a majority of the votes cast on the question entitled to vote thereon.

                  (d) Election of directors and the vote upon any other question shall be by ballot only if so ordered by the chairman of the meeting or if so requested by stockholders, present in person or represented by proxy, entitled to vote on the question and holding at least ten percent (10%) of the shares so entitled to vote.

         Section 9. List of Stockholders. At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be prepared. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.


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                                   ARTICLE III
                        Directors: Number, Election, Etc.

         Section 1. Number. The board of directors shall consist of such number of members, not less than three (3), as the board of directors may from time to time determine by resolution.

         Section 2. Election, Term, Vacancies. Directors shall be elected each year at the annual meeting of stockholders, except as hereinafter provided, and shall hold office until their successors are duly elected and qualified. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum.

         Section 3. Resignation. Any director may resign at any time by giving written notice of such resignation to the board of directors, the chairman of the board, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon the receipt thereof by the board of directors or one of the above named officers and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Removal. Any director may be removed from office at any time, with or without cause, by a vote of a majority of the stockholders entitled to vote at any regular meeting or at any special meeting called for that purpose.

         Section 5. Fees and Expenses. Directors shall receive such fees and expenses, as the board of directors shall from time to time prescribe.


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                                   ARTICLE IV
                              Meetings of Directors

         Section 1. Regular Meetings. Regular meetings of the board of directors shall be held at the principal office of the Corporation, or at such other place (within or without the State of Delaware), and at such time, as may from time to time be prescribed by the board of directors or stockholders. A regular annual meeting of the board of directors for the election of officers and the transaction of other business shall be held on the same day as the annual meeting of the stockholders or on such other day and at such time and place as the board of directors shall determine. No notice need be given of any regular meeting.

         Section 2. Special Meetings. Special meetings of the board of directors may be held at such place (within or without the State of Delaware) and at such time as may from time to time be determined by the board of directors or as may be specified in the call and notice of any meeting. Any such meeting shall be held at the call of the chairman of the board, the president, a vice president, the secretary, or two (2) or more directors. Notice of a special meeting of directors shall be mailed to each director at least three (3) days prior to the meeting date, provided that in lieu thereof, notice may be given to each director personally or by telephone, or dispatched by telegraph, at least twelve
(12) hours prior to the meeting date.

         Section 3. Waiver of Notice. In lieu of notice of meeting, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent thereto. Any director present in person at a meeting of the board of directors shall be deemed to have waived notice of the time and place of meeting, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


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         Section 4. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board of directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board of directors or of such committee.

         Section 5. Quorum. At all meetings of the board, a majority of the total number of directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by law or herein.

         If at any meeting there is less than a quorum present, a majority of those present (or if only one be present, then that one), may adjourn the meeting from time to time without further notice other than announced at the meeting until a quorum is present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled.

         Section 6. Business Transacted. Unless otherwise indicated in the notice of meeting or required by law, the certificate of incorporation or bylaws of the Corporation, any and all business may be transacted at any directors' meeting.

         Section 7. Telephonic Meeting. Unless restricted by the certificate of incorporation, any one or more members of the board of directors or any committee thereof may participate in a meeting of the board of directors or such committee by means of a conference telephone or


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similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE V
                        Powers of the Board of Directors

         The management of all the property and business of the Corporation and the regulation and government of its affairs shall be vested in the board of directors. In addition to the powers and authorities by these bylaws and the certificate of incorporation expressly conferred on them, the board of directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                                   ARTICLE VI
                                   Committees

         Section 1. Executive Committee. The board of directors may, by resolution passed by a majority of the whole board, designate an executive committee, to consist of two (2) or more members. The chief executive officer plus one (1) other member of the executive committee shall constitute a quorum.

         The executive committee shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, with the exception of such powers and authority as may be specifically reserved to the board of directors by law or by resolution adopted by the board of directors.

         Section 2. Audit Committee. The board of directors may, by resolution passed by a majority of the whole board, designate an audit committee, to consist of two (2) or more


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members, none of the members of which shall be employees or officers of the
Corporation. A majority of the members of the audit committee shall constitute a quorum of that committee.

         The audit committee shall from time to time review and make recommendations to the board of directors with respect to the selection of independent auditors, the fees to be paid such auditors, the adequacy of the audit and accounting procedures of the Corporation, and such other matters as may be specifically delegated to the committee by the board of directors. In this connection, the audit committee shall, at its request, meet with representatives of the independent auditors and with the financial officers of the Corporation separately or jointly.

         Section 3. Compensation/Nominating Committee. The board of directors may, by resolution passed by a majority of the whole board, designate a compensation/nominating committee, to consist of each member of the board of directors. A majority of the members of the compensation/nominating committee shall constitute a quorum of that committee.

         The compensation/nominating committee shall from time to time review and make recommendations to the board of directors with respect to the management remuneration policies of the Corporation including but not limited to salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation, deferred compensation and stock option plans, directors' compensation and benefits and such other matters as may be specifically delegated to the committee by the board of directors.

         In addition, the compensation/nominating committee shall make recommendations to the board of directors (i) concerning suitable candidates for election to the board, (ii) with respect to assignments to board committees, and
(iii) with respect to promotions, changes and succession


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among the senior management of the Corporation, and shall perform such other duties as may be specifically delegated to the committee by the board of directors.

         Section 4. Committee Procedure, Seal.

                  (a) The executive, compensation/nominating, and audit committees shall keep regular minutes of their meetings, which shall be reported to the board of directors, and shall fix their own rules of procedures.

                  (b) The executive, compensation/nominating, and audit committees may each authorize the seal of the Corporation to be affixed to all papers which may require it.

                  (c) In the absence or disqualification of a member of any committee, the members of that committee present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

         Section 5. Other Committees. The board of directors, or any committee thereof so authorized by the board of directors, may, from time to time, by resolution passed by a majority of the whole board or such committee, designate one or more other committees of the board. Each such committee shall have such duties and may exercise such powers as are granted to it in the resolution designating the members thereof. Each committee shall fix its own rules of procedure.


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                                   ARTICLE VII
                                 Indemnification

         Section 1. Generally.

                  (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

                  (b) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Corporation as an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity.

                  (c) The indemnification provided by this Section 1 shall be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnitee acted in good faith and in a manner he or she reasonably believed to be


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         in or not opposed to the best interests of the Corporation and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (d) Notwithstanding the foregoing provisions of this Section 1, in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) the indemnification provided by this Section 1 shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

                  (e) The board of directors (by resolution passed by a majority of the board of directors), the chairman of the board, the president or the secretary shall have the authority to determine whether a person is or was serving or has agreed to serve at the request of the Corporation
         (i) as a director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, or (ii) as an employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise. If the board of directors (by resolution passed by a majority of the board of directors), the chairman of the board, the president or the secretary determines that a person is not or was not serving or has not agreed to serve at the request of the


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         Corporation in any capacity described in clause (i) or (ii) of the preceding sentence, then such person shall not (unless otherwise ordered by a court) be entitled to indemnification under this Article VII.

                  (f) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 3. Determination That Indemnification Is Proper. Any indemnification of a person entitled to indemnity under Section 1(a) hereof shall (unless ordered by a court) be made by the Corporation unless a determination is made that indemnification of such person is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 1(c) hereof. Any indemnification of a person entitled to indemnity under Section 1(b) hereof may (unless ordered by a court) be made by the Corporation upon a determination that indemnification of such person is proper in the circumstances because he or she has met the


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applicable standard of conduct set forth in Section 1(c) hereof. Any such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even if less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 4. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The board of directors may authorize the Corporation's counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

         Section 5. Procedure for Indemnification of Required Indemnitees. Any indemnification of a person the Corporation is required to indemnify under Sections 1 hereof, or advance of costs, charges and expenses of a person the Corporation is required to pay under Section 4 hereof, shall be made promptly, and in any event within sixty (60) days, upon the written request of such person. If the Corporation fails to respond within sixty (60) days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Section shall be enforceable by the person the Corporation is required


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to indemnify under Section 1 hereof in any court of competent jurisdiction if the Corporation denies such request, in whole or in part. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 hereof, nor the fact that there has been an actual determination by the Corporation (including its board of directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the General Corporation Law of the State of Delaware are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a


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"contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

         The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Insurance. The Corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or her or on his or her behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

         Section 8. Savings Clause. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and


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amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE VIII
                                    Officers

         Section 1. Elected Officers. The elected officers of the Corporation shall be (A) a chairman of the board, unless the board of directors specifies that the chairman of the board shall not be an officer of the Corporation, (B) a president, (C) one or more vice presidents (which may include one or more executive vice presidents and senior vice presidents), (D) a secretary, (E) a treasurer, and (F) such other officers as the board of directors from time to time may deem proper. The chairman of the board (whether or not an officer of the Corporation) shall be chosen from the directors. The other officers of the Corporation need not be directors. All officers chosen by the board of directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VIII. Such officers shall also have such powers and duties as from time to time may be conferred by the board of directors.

         Section 2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the board of directors at the regular meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 9 of this Article VIII, the officers shall hold their respective offices at the pleasure of the board of


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directors and any officer may be removed at any time, with or without cause, by the board of directors; each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or removal or until he or she shall resign.

         Section 3. Chairman of the Board. The chairman of the board shall preside at all meetings of the stockholders and of the board of directors. He or she shall make reports to the board of directors and the stockholders, and shall have such other powers and perform such other duties as are required of him or her from time to time by the board of directors. The board of directors may specify in a resolution or resolutions that the chairman of the board shall not be an officer of the Corporation. The offices of chairman of the board and president may be filled by the same individual.

         Section 4. President. Unless otherwise specified by the board of directors, the president shall be the chief executive officer of the Corporation, shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to his or her office which may be required by law, and shall have such other powers and perform such other duties as are required of him or her from time to time by the board of directors. The president shall, in the absence of or because of the inability to act as the chairman of the board, perform all duties of the chairman of the board and preside at all meetings of stockholders and of the board of directors. The president may sign, alone or with the secretary, or an assistant secretary, or any other proper officer of the Corporation authorized by the board of directors, certificates, contracts, and other instruments of the Corporation as authorized by the board of directors. He or she shall see that all orders and resolutions of the board of directors and of any committee thereof are carried into effect.


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         Section 5. Vice Presidents. Each vice president (including any executive vice presidents and senior vice presidents) shall perform such duties as shall be assigned by the board of directors, the chairman of the board or the president.

         Section 6. Secretary. The secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chairman of the board or the president, or by the board of directors, upon whose request the meeting is called as provided in these bylaws. He or she shall record all the proceedings of the meetings of the board of directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the board of directors, the chairman of the board or the president. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the board of directors, the chairman of the board or the president, and attest to the same. Any or all of the duties of the secretary may be delegated to one or more assistant secretaries.

         Section 7. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, the chairman of the board, or the president, taking proper vouchers for such disbursements. The treasurer shall render to the chairman of the board, the president and the


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board of directors, whenever requested, an account of all his or her transactions as treasurer and of the financial condition of the Corporation. If required by the board of directors, the treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the board of directors shall prescribe. Any and all of the duties of the treasurer may be delegated to one or more assistant treasurers.

         Section 8. Compensation. The compensation of the officers of the Corporation shall be fixed, from time to time, by the board of directors.

         Section 9. Vacancy. In case any office becomes vacant by death, resignation, retirement, disqualification, removal from office, or any other cause, the board of directors may abolish the office (except that of president, secretary and treasurer) or elect an officer to fill such vacancy.

                                   ARTICLE IX
                                      Stock

         Section 1. Certificates. Certificates of stock of the Corporation shall be signed by, or in the name of the Corporation by, the chairman of the board, the president or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation. If such certificate is countersigned, (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, then any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.



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         Section 2. Transfers. Shares of stock shall be transferable on the books of the Corporation by the holder of record thereof in person or by his or her attorney upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such proof of authenticity of signatures as the Corporation may reasonably require. The board of directors may from time to time appoint such transfer agents or registrars as it may deem advisable and may define their powers and duties. Any such transfer agent or registrar need not be an employee of the Corporation.

         Section 3. Record Holder. The Corporation may treat the holder of record of any shares of stock as the complete owner thereof entitled to receive dividends and vote such shares, and accordingly shall not be bound to recognize any interest in such shares on the part of any other person, whether or not it shall have notice thereof.

         Section 4. Lost and Damaged Certificates. The Corporation may issue a new certificate of stock to replace a certificate alleged to have been lost, stolen, destroyed or mutilated upon such terms and conditions as the board of directors may from time to time prescribe.

         Section 5. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall


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not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

                                    ARTICLE X
                                  Miscellaneous

         Section 1. Fiscal Year. The fiscal year of the Corporation shall begin upon the first day of January and terminate upon the 31st day of December, in each year.

         Section 2. Stockholder Inspection of Books and Records. The board of directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of a stockholder and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or authorized by resolution of the board of directors.

         Section 3. Seal. The corporate seal shall be circular in form and have inscribed thereon the name of the Corporation and the words "Corporate Seal" and "Delaware."

                                   ARTICLE XI
                              Amendments to Bylaws

         Subject to the provisions of any resolution of the board of directors creating any class or series of stock, the board of directors shall have power from time to time to make, alter or repeal bylaws, but any bylaws made by the board of directors may be altered, amended or repealed by the stockholders at any annual meeting of stockholders, or at any special meeting provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.


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